INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT is made as of this 1st day of February, 2011, between Vanguard Explorer Fund, a Delaware statutory trust (the ?Trust?), and Wellington Management Company, LLP, a Massachusetts limited liability partnership (the ?Advisor?). W I T N E S S E T H
WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the ?1940 Act?); and

 WHEREAS, the Trust offers a series of shares known as Vanguard Explorer Fund (the ?Fund?); and

WHEREAS, the Trust retained the Advisor to render investment advisory services to the Fund under an Investment Advisory Agreement, dated as of December 1, 2005, which was amended and restated on May 1, 2007, and further amended on July 20, 2007 (the ?Prior Agreement?); and

WHEREAS, the Trust desires to amend and restate such Investment
 Advisory Agreement in certain respects, and the Advisor is willing to render investment advisory services to the Fund in accordance with such amendments.

 	NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this ?Agreement,? the Trust and the Advisor hereby agree as follows:

1.	Appointment of Advisor. The Trust hereby employs the
 Advisor as investment advisor, on the terms and conditions set forth herein, for the portion of the assets of the Fund that the Trust?s Board of Trustees (the ?Board of Trustees?) determines in its sole discretion to assign to the Advisor from time to time (referred to in this Agreement as the
?Wellington Management Portfolio?), as communicated to the Advisor on behalf of the Board of Trustees by The Vanguard Group, Inc. (?Vanguard?). The Board of Trustees may, from time to time, make additions to, and withdrawals from, the assets of the Fund assigned to the Advisor. The Advisor accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

2.	Duties of Advisor. The Trust employs the Advisor to
 manage the investment and reinvestment of the assets of the Wellington Management Portfolio; to continuously review, supervise, and administer an investment program for the Wellington Management Portfolio; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Fund with all records concerning the activities of the Advisor that the Fund is required to maintain; and to
 render regular reports to the Trust?s officers and the Board of Trustees concerning the discharge of the foregoing responsibilities. The Advisor will discharge the foregoing responsibilities subject to the supervision and oversight of the Trust?s officers and the Board of Trustees, and in compliance with the objective, policies and limitations set forth in the Fund?s prospectus and Statement of Additional Information, any additional operating policies or procedures that the Fund communicates to the Advisor in writing, and applicable laws and regulations. The Advisor agrees to provide, at its own expense, the office space, furnishings and equipment, and personnel required by it to perform the services on the terms and for the compensation provided herein.

	3.	Securities Transactions. The Advisor is
authorized to select the brokers or dealers that will execute purchases and sales of securities for the Wellington Management Portfolio, and is directed to use its best efforts to obtain best execution for such transactions. In selecting brokers or dealers to execute trades for the Wellington Management Portfolio, the Advisor will comply with all applicable statutes, rules, interpretations by the U.S. Securities and Exchange Commission or its staff, other applicable law, and the written policies established by the Board of Trustees and communicated to the Advisor in writing.

4.	Compensation of Advisor. For services to be provided
by the Advisor pursuant to this Agreement, the Fund will pay to the Advisor, and the Advisor agrees to accept as full compensation therefor, an investment advisory fee consisting of a basic fee plus a performance adjustment at the rates specified in Schedule A to this Agreement, payable quarterly in arrears.

5.	Reports. The Fund and the Advisor agree to furnish to
each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request including, but not limited to, information about changes in partners of the Advisor.

6.	Compliance.  The Advisor agrees to comply with all
Applicable Law and all policies, procedures, or reporting requirements that the Board of Trustees reasonably adopts and communicates to the Advisor in writing including, without limitation, any such policies, procedures, or reporting requirements relating to soft dollar or other brokerage arrangements. ?Applicable Law? means (i) the ?federal securities laws? as defined in Rule 38a-1(e)(1) under the 1940 Act, as amended from time to time, and (ii) any and all other laws, rules, and regulations, whether foreign or domestic, in each case applicable at any time and from time to time to the investment management operations of the Advisor in relation to the Wellington Management Portfolio.

7.	Status of Advisor. The services of the Advisor to
the Fund are not to be deemed exclusive, and the Advisor will be free to render similar services to others so long as its services to the Fund are not impaired thereby.
The Advisor will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund or the Trust.

8.	Liability of Advisor.  No provision of this
Agreement will be deemed to protect the Advisor against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

9.	Limitations on Consultations.  The Advisor is
prohibited from consulting with other advisors of the Fund, except Vanguard, concerning transactions for the Fund in securities or other assets.

10.	Duration; Termination; Notices; Amendment. This
Agreement will become effective on the date hereof and will continue in effect for successive twelve-month periods, only so long as each continuance specifically is approved at least annually by the Board of Trustees, including a majority of those Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Fund; in such event, such continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Fund.

Notwithstanding the foregoing, however, (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, on thirty days? written notice to the Advisor, (ii) this Agreement will automatically terminate in the event of its assignment, and
(iii) this Agreement may be terminated by the Advisor on ninety days? written notice to the Fund.
Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party as follows:

If to the Fund, at:

Vanguard Explorer Fund
P.O. Box 2600
Valley Forge, PA 19482
Attention:  Chris McIsaac
Telephone: 610-669-8055
Facsimile:  610-503-5855

If to the Advisor, at:

Wellington Management Company, LLP
280 Congress Street
Boston, MA 02110
Attention: Legal and Compliance
Facsimile: 617-790-7760

This Agreement may be amended by mutual consent, but the consent of the Trust must be approved (i) by a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (ii) to the extent required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Fund.

As used in this Section 10, the terms ?assignment,?
?interested persons,? and ?vote of a majority of the outstanding voting securities? will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19), and Section 2(a)(42) of the 1940 Act.

11.	Severability.  If any provision of this Agreement
will be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement will not be affected thereby.

12.	Confidentiality. The Advisor shall keep confidential
 any and all information obtained in connection with the services rendered hereunder and relating directly or indirectly to the Fund, the Trust, or Vanguard and shall not disclose any such information to any person other than the Trust, the Board of Trustees, Vanguard, and any director, officer, or employee of the Trust or Vanguard, except (i) with the prior written consent of the Trust,
(ii) as required by law, regulation, court order, or the rules or regulations of any self-regulatory organization, governmental body, or official having jurisdiction over the Advisor, or (iii) for information that is publicly available other than due to disclosure by the Advisor or its affiliates or becomes known to the Advisor from a source other than the Trust, the Board of Trustees, or Vanguard.

13.	Proxy Policy.  The Advisor acknowledges that Vanguard,
 at the direction of the Fund, will vote the shares of all securities that are held by the Fund.

14.	Governing Law.  All questions concerning the validity,
 meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.

IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory Agreement to be executed as of the date first set forth herein.

Wellington Management Company, LLP
	Vanguard Explorer Fund

/s/ Brendan J. Swords                     2/3/11
_______________________________ 	_________
Signature	Date

Brendan J. Swords
____________________________
Print Name
/s/ F. William McNabb                    2/14/11
_______________________________ 	_________
Signature	Date

F. William McNabb
____________________________
Print Name